Exhibit 99.1

KINDER MORGAN ANNOUNCES FAYEZ SAROFIM RETIREMENT
FROM BOARD OF DIRECTORS

HOUSTON, December 14, 2020 – Kinder Morgan (NYSE: KMI) announced today that Fayez Sarofim will retire from its board of directors effective December 31, 2020. Mr. Sarofim has served on KMI’s board of directors since 1999.
“Fayez has been a long-standing member of the board, and we appreciate his valuable guidance and advice during his 21 years of service,” said KMI Executive Chairman Rich Kinder. “He has always provided thoughtful and wise suggestions for the betterment of the company. We wish him all the best in his retirement.”
“I have enjoyed working with Rich, the board and the management team during my time serving on the board of directors,” said Mr. Sarofim. “KMI has grown substantially during that period, and I am confident it will continue to be successful in the future.”
Mr. Sarofim was born in 1928 in Cairo, Egypt. He came to the United States in 1946 and became a naturalized American citizen in 1961. He received his bachelor’s degree from the University of California Berkeley and a master’s degree in business administration from Harvard Business School. In August 1958, he founded the investment firm Fayez Sarofim & Co., in Houston, Texas. He is an active philanthropist in the community and a significant contributor to the Museum of Fine Arts, Houston, with the MFAH’s extensive collections and exhibitions presented primarily at three main gallery buildings on the Susan and Fayez S. Sarofim Campus. This addition to the museum allowed the entire community greater access to galleries featuring a wide variety of collections and exhibits. He also provides support to the Houston Ballet, Memorial Sloan-Kettering Cancer Center, Texas Children’s Hospital, University of Texas Health Science Center and Houston Grand Opera, to name a few.
At this time, KMI’s board does not anticipate appointing a successor to the board.

About Kinder Morgan, Inc.
Kinder Morgan, Inc. (NYSE: KMI) is one of the largest energy infrastructure companies in North America. Access to reliable, affordable energy is a critical component for improving lives around the world. We are committed to providing energy transportation and storage services in a safe, efficient, and environmentally responsible manner for the benefit of people, communities and businesses we serve. We own an interest in or operate approximately 83,000 miles of pipelines and 147 terminals. Our pipelines transport natural gas, refined petroleum products, crude oil, condensate, CO2 and other products, and our terminals store and handle various commodities including gasoline, diesel fuel chemicals, ethanol, metals and petroleum coke. For more information, please visit www.kindermorgan.com.
Important Information Relating to Forward-Looking Statements
This news release includes forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities and Exchange Act of 1934. Generally the words “expects,” “believes,” anticipates,” “plans,” “will,” “shall,” “estimates,” and similar expressions identify forward-looking statements, which are not historical in nature. Forward-looking statements in this news release include express or implied statements concerning KMI’s future performance. Forward-looking statements are subject to risks and uncertainties and are based on the beliefs and assumptions of management, based on information currently available to them. Although KMI believes that these forward-looking statements are based on reasonable assumptions, it can give no assurance as to when or if any such forward-looking statements will materialize or their ultimate impact on KMI’s operations or financial condition. Important factors that could cause actual results to differ materially from those expressed in or implied by these forward-looking statements include the risks and uncertainties described (under the headings “Risk Factors” and “Information Regarding Forward-Looking Statements” and elsewhere) in KMI’s reports filed with the Securities and

Exchange Commission (SEC), including its Annual Report on Form 10-K for the year-ended December 31, 2019, its Quarterly Reports on Form 10-Q for the three-month period ended March 31, 2020 and its subsequent reports, which are available through the SEC’s EDGAR system at www.sec.gov and on KMI’s website at ir.kindermorgan.com. Forward-looking statements speak only as of the date they were made, and except to the extent required by law, KMI undertakes no obligation to update any forward-looking statement because of new information, future events or other factors. Because of these risks and uncertainties, readers should not place undue reliance on these forward-looking statements.

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Kinder Morgan Contacts
Media Relations	Investor Relations
Katherine Hill	(800) 348-7320
(713) 369-9176	km_ir@kindermorgan.com
newsroom@kindermorgan.com	www.kindermorgan.com